Exhibit 10.33

SHARE ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of March 21, 2024, by and among Eric Swider (“Purchaser CEO Representative”), as the Chief Executive Officer of Digital World Acquisition Corp. a Delaware corporation and its representative (“Purchaser”), Scott Glabe (“Seller Representative”), General Counsel of Trump Media & Technology Group Corp. (“Company”) as the representative for the Company stockholders, the Purchaser and Odyssey Transfer & Trust Company, a Minnesota corporation (“Escrow Agent”).

WHEREAS, Purchaser, a direct and wholly owned subsidiary of Purchaser (“Merger Sub”), and the Company, entered into an Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, the Second Amendment to Agreement and Plan of Merger, dated August 9, 2023, the Third Amendment to Agreement and Plan of Merger, dated September 29, 2023, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other transactions, Merger Sub will merge with and into the Company (the “Business Combination”) with the Company surviving as a wholly owned subsidiary of the Purchaser. Upon the consummation of the Business Combination, the Purchaser will change its name to “Trump Media & Technology Group Corp.” (“Surviving Corporation”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, Section 1.16 of the Merger Agreement requires that, at or prior to Closing, the Purchaser shall issue to the Escrow Agent 614,640 shares of Purchaser Common Stock (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Section 1.13 of the Merger Agreement, Article VI of the Merger Agreement and this Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Appointment

(a)
The Purchaser CEO Representative and the Seller Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b)	The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the underlying agreement.

2.	Escrow Shares

(a)
The Purchaser agrees to deposit with the Escrow Agent the Escrow Shares at or prior to Closing.  The Escrow Agent shall hold the Escrow Shares as a book-entry position registered in the name of Odyssey Transfer & Trust Company as Escrow Agent for the benefit of the Purchaser.

(b)
For so long as the Escrow Shares are held by the Escrow Agent hereunder or are otherwise registered in the name of the Escrow Agent, as escrow agent, with respect to any matter submitted on which Surviving Corporation stockholders are required or permitted to vote, the Escrow Agent, as advised by the transfer agent of the Surviving Corporation, shall cause the Escrow Shares to be voted proportionately to the manner in which all outstanding shares of capital stock of Surviving Corporation entitled to vote are voted, such that the Escrow Shares voted pursuant to this Section shall reflect the aggregate voting results of all outstanding shares of capital stock of Surviving Corporation entitled to vote with respect to votes “for,” votes “against,” votes “withheld,” and abstentions, broker non-votes and shares not present.

(c)
Any equity securities paid as dividends or distributions with respect to the Escrow Shares or into which the Escrow Shares are exchanged or converted, along with any other dividends, distributions, or other income on the Escrow Shares shall be part of the Escrow Property and be delivered to the Escrow Agent to be held in the Escrow Account, and any cash held in the Escrow Account shall be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent.

(d)
The Escrow Property shall be held in the Escrow Account for a period of twelve (12) months after the Closing (the “Expiration Date”) (or such longer period as any portion of the Escrow Shares remain subject to unresolved indemnification claims) as the sole and exclusive source of payment for any purchase price adjustments and indemnification claims (other than Fraud claims) by the Surviving Corporation after Closing.

3.	Disposition and Termination

(a)
After the Expiration Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, if any, and not subject to resolved but unpaid claims in favor of an Indemnified Party, shall be transferred by written instruction of both the Purchaser CEO Representative and the Seller Representative by the Escrow Agent to the Company Stockholders that have previously delivered to the Purchaser’s exchange agent in accordance with the exchange agent agreement the Transmittal Documents , with each such Company Stockholder receiving its Pro Rata Share of such Escrow Property in accordance with the Merger Agreement.  Purchaser Representative and Seller Representative shall cooperate in good faith using their commercially reasonable efforts to submit such written instructions as promptly as practical after such time as when none of the Escrow Property remains subject to any Pending Claims or any unpaid claims in favor of an Indemnified Party and, in that event, shall not unreasonably withhold such written instructions.  Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall transfer any remaining Escrow Property remaining in the Escrow Account to the Company Stockholders that have previously delivered the Transmittal Documents, with each such Company Stockholder receiving its Pro Rata Share of such Escrow Property.

(b)
Pursuant to Section 1.13(d) of the Merger Agreement, if the Adjustment Amount (as defined in the Merger Agreement) is a negative number, then the Seller Representative and the Purchaser CEO Representative shall, within three (3) Business Days after such final determination, provide joint written instructions to the Escrow Agent to distribute to Purchaser a number of Escrow Shares (and, after distribution of all Escrow Shares, other Escrow Property) with a value equal to the absolute value of the Adjustment Amount (with each Escrow Share valued at the Redemption Price). Purchaser will promptly cancel any Escrow Shares distributed to it by the Escrow Agent promptly after its receipt thereof.

(c)
The Escrow Agent shall make distributions of the Escrow Property only in accordance with joint written instructions provided by Purchaser CEO Representative and the Seller Representative to the Escrow Agent.

(d)
Upon the delivery of all of the Escrow Property by the Escrow Agent in accordance with the terms of this Agreement and joint written instructions provided by Purchaser CEO Representative and the Seller Representative, this Agreement shall terminate, subject to the provisions of Section 6.

4.	Escrow Agent

(a)
The Escrow Agent shall have only those duties as are expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirement to comply with, the terms and conditions of any other agreement, instrument or document among the Purchaser CEO Representative, the Purchaser, the Seller Representative, and any other person or entity, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b)
In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Purchaser CEO Representative, the Purchaser, the Seller Representative, or any other person or entity, the terms and conditions of this Agreement shall control.

(c)
The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder in accordance with the terms hereof and believed by it to be genuine and to have been signed or presented by the Purchaser CEO Representative, the Purchaser and the Seller Representative without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Property, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 9 and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any shares deposited with it hereunder.

(d)
The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to a beneficiary.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e)
The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to a beneficiary.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from the Purchaser CEO Representative, or the Seller Representative which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all of the Escrow Property until it shall be given a joint direction in writing by the Purchaser CEO Representative and the Seller Representative that eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgement of a court of competent jurisdiction.  The Purchaser CEO Representative agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5.	Succession

(a)
The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Purchaser CEO Representative and the Seller Representative specifying the date when such resignation shall take effect, provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 5.  If the Purchaser CEO Representative and Seller Representative have failed to jointly appoint a successor Escrow Agent, mutually acceptable to Purchaser and the Company, prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Property (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of a final order or judgement of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7.  In accordance with Section 7, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b)
Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.	Compensation and Reimbursement

The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2.  The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7.  The obligations of the Purchaser set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent and the termination of this Agreement.

7.	Indemnity

(a)
The Escrow Agent shall be indemnified and held harmless by the Purchaser CEO Representative and the Purchaser from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any state of federal court located in the State of Delaware.

(b)
The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement,  and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by writing delivered to the Escrow Agent, unless it shall have given its prior written consent thereto.

(c)
The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d)	This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8.	Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting

(a)
Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the parties hereto acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Purchaser CEO Representative’s, Purchaser’s and Seller Representative’s identities including without limitation name, address and organizational documents (“Identifying Information”).  The Purchaser CEO Representative, the Purchaser and Seller Representative agree to provide the Escrow Agent with and consents to the Escrow Agent obtaining from third parties any Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)
The Purchaser represents that the transactions contemplated by the Merger Agreement do not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9.	Notices

(a)
All communications hereunder shall be in writing and except for communications from the Purchaser CEO Representative, the Purchaser and the Seller Representative setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Property, including but not limited to transfer instructions (all of which shall be governed by Section 10), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Odyssey Transfer & Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, Minnesota 55125

Email: clientsus@odysseytrust.com
Attention: Client Services

If to the Purchaser CEO Representative:

Eric Swider
3109 Grand Ave. #450
Miami, Florida 33133

Email: eswider@dwacspac.com
Attention: Eric Swider
If to the Purchaser:

Digital World Acquisition Corp.
3109 Grand Ave. #450
Miami, Florida 33133

Email: eswider@dwacspac.com
Attention: Eric Swider

If to the Company/Surviving Corporation:

Trump Media & Technology Group Corp.
401 N. Cattlemen Road, Suite 200
Sarasota, FL 34232

Email: scott.glabe@tmediatech.com
Attention: Scott Glabe

If to the Seller Representative:

Scott Glabe
401 N. Cattlemen Road, Suite 200
Sarasota, FL 34232

Email: scott.glabe@tmediatech.com

(b)
Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.	Security Procedures

(a)
Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of Escrow Property, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Purchaser CEO Representative, the Purchaser and the Seller Representative by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(b)
In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent.  If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent shall not take any action on such instructions until the Escrow Agent is able to contact the authorized representative(s), unless the Escrow Agent is obligated to act pursuant to an order or other instruction from a governmental, judicial or regulatory body.

11.	Compliance with Court Orders

In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order or judgement of decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree that is subsequently reversed, modified, annulled, set aside or vacated.

12.	Miscellaneous

(a)
Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by writing signed by the Escrow Agent, the Purchaser, the Purchaser CEO Representative and the Seller Representative.  Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent, the Purchaser, the Purchaser CEO Representative, or the Seller Representative except as provided in Section 5, without the prior written consent of the Escrow Agent, the Purchaser, the Purchaser CEO Representative and the Seller Representative.  This Agreement shall be governed by and construed under the laws of the State of Delaware.  Each of the Purchaser CEO Representative, the Purchaser, the Seller Representative and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of Delaware or United States federal court.  To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.  The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising under or relating to this Agreement.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(b)
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.  Nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent, the Purchaser, the Purchaser CEO Representative and the Seller Representative any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Property.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 21, 2024 set forth above.

Eric Swider, as “Purchaser CEO Representative”

By:	/s/ Eric Swider

Name:	Eric Swider

Title:	ceo

Telephone:	787-425-9010

Scott Glabe, as “Seller Representative”

By:	/s/ Scott Glabe

Name:	Scott Glabe

Title:	General Counsel

Telephone:	561-785-9721

Digital World Acquisition Corp. (after the merger Trump Media & Technology Group Corp.)

By:	/s/ Eric Swider

Name:	Eric Swider

Title:	ceo

Telephone:	787-425-9010

ESCROW AGENT:
ODYSSEY TRANSFER & TRUST COMPANY

By:	/s/ Rebecca Paulson

Name:	Rebecca Paulson

Title:	President

[Signature Page to Escrow Agreement]

Schedule 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Escrow Asset Transfer Instructions

Name	Telephone Number	Signature

Scott Glabe (for the Seller Representative)       (561) 785-9721

Eric Swider (for the Purchaser CEO Representative)       (787) 425-9010